EXHIBIT 11.1

                                24/7 MEDIA, INC.

            CALCULATION OF NET LOSS AND PRO FORMA NET LOSS PER SHARE

                                   (Unaudited)

                                                                              Actual
                                                -------------------------------------------------------------------------
                                                Three Months Ended September 30,          Nine Months Ended September 30,
                                                --------------------------------        ---------------------------------
                                                     1998               1997                 1998                 1997
                                                -------------       ------------        ------------        -------------
Net Loss                                        $ (5,796,349)       $(2,433,302)        $(18,350,979)       $ (4,645,273)
                                                ------------        -----------         ------------        ------------

Cumulative Dividends on Mandatorily
     Convertible Preferred Stock                     (90,607)                --             (275,796)                 --
                                                ------------        -----------         ------------        ------------

Net Loss Attributable to Common
     Stockholders                               $ (5,886,956)       $(2,433,302)        $(18,626,775)       $ (4,645,273)
                                                ============        ===========         ============        ============

Total weighted average
     common shares outstanding                    11,737,255          1,079,116            7,610,191           1,079,116
                                                ============        ===========         ============        ============

Basic and diluted net loss per share            $      (0.50)       $     (2.25)        $      (2.45)       $      (4.30)
                                                ============        ===========         ============        ============

                                                                            Pro Forma (2)
                                                -------------------------------------------------------------------------
                                                 Three Months Ended September 30,         Nine Months Ended September 30,
                                                --------------------------------        ---------------------------------
                                                     1998               1997                 1998                 1997
                                                -------------       ------------        ------------        -------------
Net Loss                                        $ (5,796,349)       $(5,882,888)        $(15,544,927)       $(13,449,881)
                                                ------------        -----------         ------------        ------------

Cumulative Dividends on Mandatorily
     Convertible Preferred Stock                     (90,607)          (136,500)            (275,796)           (409,500)
                                                ------------        -----------         ------------        ------------

Net Loss Attributable to Common
     Stockholders                               $ (5,886,956)       $(6,019,388)        $(15,820,723)       $(13,859,381)
                                                ============        ===========         ============        ============

Total weighted average
     common shares outstanding                    11,737,255          4,652,006            8,688,842           4,363,405
                                                ============        ===========         ============        ============

Basic and diluted net loss per share            $      (0.50)       $     (1.30)        $      (1.82)       $      (3.18)
                                                ============        ===========         ============        ============

(1) Net loss per share is computed in accordance with SFAS No. 128, "Earnings per Share," and SEC Staff Accounting Bulletin No. 98 for all periods presented. The computation of diluted net loss per share excludes common stock issuable upon exercise of employee stock options, outstanding warrants, conversion of mandatorily redeemable convertible preferred stock and senior convertible notes payable- related parties as their effect on all periods presented is anti-dilutive.

(2) The computation of pro forma net loss per share is computed on the basis described in (1) above and giving effect to the common shares issued with the acquisition of each of the acquired companies as if they had occurred on January 1, 1997, or date of inception, if later.